Exhibit 99.1

September 28, 2020	Media:	Peter Lucht - 781.655.2289
	Investors:	Kristin Silberberg - 203.900.6854

Citizens Financial Group Announces Expiration and Expiration Date Results of its Private Exchange Offers for Five Series of Subordinated Notes and Related Tender Offers

Providence, R.I. – Citizens Financial Group, Inc. (“Citizens”) (NYSE: CFG) today announced the expiration and expiration date results of its two previously announced related transactions to repurchase five series of its outstanding subordinated notes.

Exchange Offers

The first transaction consists of five concurrent, but separate, private offers to exchange (the “Exchange Offers”) any and all of the outstanding series of subordinated notes described in the table below (collectively, the “Old Notes”) for a combination of newly issued Subordinated Notes due 2032 of Citizens (the “New Notes”) and an additional cash payment, in each case, on the terms and subject to the conditions set forth in the Offering Memorandum dated September 21, 2020 (the “Offering Memorandum” and, together with the accompanying eligibility certification and exchange offer notice of guaranteed delivery, the “Exchange Offer Documents”).

CUSIP Number	Title of Security	Principal Amount Outstanding	Principal Amount Tendered by the Exchange Offer Expiration Date and Expected to be Accepted (1)
75524RAA7 / U7535RAA4	4.150% Subordinated Notes due 2022	$350,000,000	$168,073,000

174610AL9	3.750% Subordinated Notes due 2024	$250,000,000	$91,371,000

174610AC9	4.023% Subordinated Notes due 2024	$42,000,000	$16,800,000

174610AJ4	4.350% Subordinated Notes due 2025	$250,000,000	$54,909,000

174610AK1	4.300% Subordinated Notes due 2025	$750,000,000	$285,911,000

(1)

The principal amounts tendered and expected to be accepted as reflected in the table above do not include principal amounts of Old Notes tendered pursuant to guaranteed delivery procedures, which remain subject to the holders’ performance of delivery requirements under such procedures.

The Exchange Offers expired at 5:00 p.m. (Eastern time), September 25, 2020 (the “Exchange Offer Expiration Date”). The “Exchange Offer Settlement Date” with respect to the Exchange Offers will be promptly following the Exchange Offer Expiration Date and is expected to be September 30, 2020.

Upon the terms and subject to the conditions set forth in the Exchange Offer Documents, Citizens expects that it will issue approximately $617,064,000 aggregate principal amount of New Notes as part of the aggregate Total Exchange Price (as defined in the Offering Memorandum) for the Old Notes expected to be accepted in the Exchange Offers. The balance of the aggregate Total Exchange Price will be paid in cash. Accordingly, the Minimum Issue Requirement (as defined in the Offering Memorandum) has been satisfied. Citizens will not receive any cash proceeds from the Exchange Offers. The actual aggregate principal amount of New Notes that will be issued on the Exchange Offer Settlement Date is subject to change based on deliveries under the guaranteed delivery procedures and final validation of tenders.

In addition to the applicable Total Exchange Price (as defined in the Offering Memorandum), Exchange Offer Eligible Holders (as defined below) whose Old Notes are accepted for exchange will be paid accrued and unpaid interest on such Old Notes to, but not including, the Exchange Offer Settlement Date. Interest will cease to accrue on the Exchange Offer Settlement Date for all Old Notes accepted, including those tendered through the guaranteed delivery procedures.

Citizens’ obligation to complete any Exchange Offer with respect to a given series of Old Notes is conditioned on the timely satisfaction or waiver of all of the conditions precedent to the completion of the corresponding Cash Offer (as defined below) for such series of Old Notes (with respect to each Cash Offer, the “Cash Offer Completion Condition”). Citizens will terminate an Exchange Offer for a given series of Old Notes if it terminates the Cash Offer for such series of Old Notes, and Citizens will terminate the Cash Offer for a given series of Old Notes if it terminates the Exchange Offer for such series of Old Notes. The termination of a Cash Offer for a series of Old Notes will not impact the Exchange Offers for any other series of Old Notes.

If and when issued, the New Notes will not be registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Citizens will enter into a registration rights agreement with respect to the New Notes.

Only holders who had duly completed and returned an eligibility certification certifying that they were either (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (“QIBs”) or (2) non-“U.S. persons” (as defined in Rule 902 under the Securities Act) that (a) are located outside of the United States, (b) are not acquiring New Notes for the account or benefit of a U.S. Person, and (c) are Non-U.S. Qualified Offerees (as defined in the Offering Memorandum) were authorized to receive the Offering Memorandum and to participate in the Exchange Offers (each, an “Exchange Offer Eligible Holder”).

Global Bondholder Services Corporation is acting as the Information Agent and the Exchange Agent for the Exchange Offers. Questions or requests for assistance related to the Exchange Offers or for additional copies of the Exchange Offer Documents may be directed to Global Bondholder Services Corporation at (866) 470-3800 (toll free) or (212) 430-3774 (collect). You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers. The Exchange Offer Documents can be accessed at the following link http://gbsc-usa.com/eligibility/Citizens.

Credit Suisse (USA) LLC is acting as the Lead Dealer Manager (the “Lead Dealer Manager”) and Citizens Capital Markets, Inc. is acting as the Co-Dealer Manager (the “Co-Dealer Manager” and, together with the Lead Dealer Manager, the “Dealer Managers”) for the Exchange Offers. Questions or requests for assistance related to the terms of the Exchange Offers may be directed to the Lead Dealer Manager at (800) 820-1653 (toll free) or (212) 325-2476 (collect).

Cash Offers

The second transaction consists of five concurrent, but separate, offers to purchase for cash (the “Cash Offers”) any and all of each series of Old Notes, on the terms and subject to the conditions set forth in the Offer to Purchase dated September 21, 2020 (the “Offer to Purchase” and, together with the certifications instruction letter and the accompanying cash offer notice of guaranteed delivery, the “Cash Offer Documents”). If we accept any validly tendered Old Notes of a given series, we will accept all validly tendered Old Notes of such series.

Holders who are either (a) QIBs or (b) located outside of the United States and (i) are not a “U.S. person” (as defined in Rule 902 under the Securities Act), (ii) are not acquiring New Notes for the account or benefit of a U.S. Person, and (iii) are Non-U.S. Qualified Offerees (as defined in the Offer to Purchase) were not eligible to participate in the Cash Offers. Only other holders of Old Notes (“Cash Offer Eligible Holders”) were eligible to participate in the Cash Offers. Holders of Old Notes participating in the Cash Offers were required to certify that they are Cash Offer Eligible Holders.

Citizens reserves the right to request additional information from a tendering holder in order to determine to its satisfaction, in its sole discretion, that such holder is a Cash Offer Eligible Holder. In making such a determination, Citizens may consider, among other things, the aggregate principal amount of Old Notes such holder is tendering in the Cash Offers and the geographical location of the account from which the tender originated. If Citizens requests additional information from a tendering holder, such holder must provide the requested information to Citizens within one business day of the date of such request. Failure to provide evidence satisfactory to Citizens, in its sole discretion, that such tendering holder is an Eligible Holder within such time period may result in such tender being rejected. In the event that Citizens determines in its sole discretion that a tendering holder is not a Cash Offer Eligible Holder, such tendering holder will not have any right to participate in the Cash Offers.

CUSIP Number	Title of Security	Principal Amount Outstanding	Principal Amount Tendered by the Cash Offer Expiration Date and Expected to be Accepted (1)
75524RAA7 / U7535RAA4	4.150% Subordinated Notes due 2022	$350,000,000	$13,006,000
174610AL9	3.750% Subordinated Notes due 2024	$250,000,000	$—
174610AC9	4.023% Subordinated Notes due 2024	$42,000,000	$—
174610AJ4	4.350% Subordinated Notes due 2025	$250,000,000	$1,075,000
174610AK1	4.300% Subordinated Notes due 2025	$750,000,000	$17,321,000

(1)	The principal amounts tendered and expected to be accepted as reflected in the table above remain subject to final verification pursuant to the terms of the Cash Offers.

The Cash Offers expired at 5:00 p.m. (Eastern time), September 25, 2020 (the “Cash Offer Expiration Date”). The “Cash Offer Settlement Date” with respect to the Cash Offers will be promptly following the Cash Offer Expiration Date and is expected to be September 30, 2020.

In addition to the applicable Total Consideration (as defined in the Offer to Purchase), Cash Offer Eligible Holders whose Old Notes are accepted for purchase will be paid accrued and unpaid interest on such Old Notes to, but not including, the Cash Offer Settlement Date. Interest will cease to accrue on the Cash Offer Settlement Date for all Old Notes accepted.

Citizens’ obligation to accept any series of Old Notes tendered in the Cash Offers is subject to the satisfaction or waiver of certain conditions applicable to the Cash Offer for such series as described in the Offer to Purchase, including (1) the Maximum Total Consideration Condition (as defined below) and (2) Exchange Offer Completion Condition (as defined below). Citizens reserves the right, subject to applicable law, to waive any and all conditions to any Cash Offer, except for the Exchange Offer Completion Condition.

Citizens’ obligation to accept and pay for any 4.150% Subordinated Notes due 2022 is conditioned on the aggregate Total Consideration required to be paid for such notes not exceeding $5,000,000 (the “2022 Notes Maximum Total Consideration Condition”); however, subject to the validation of tenders, Citizens expects that the 2022 Maximum Total Consideration Condition will be either satisfied or waived. Citizens’ obligation to accept and pay for any 3.750% Subordinated Notes due 2024 is conditioned on the aggregate Total Consideration required to be paid for such notes not exceeding $5,000,000. Citizens’ obligation to accept and pay for any 4.023% Subordinated Notes due 2024 is conditioned on the aggregate Total Consideration required to be paid for such notes not exceeding $5,000,000. Citizens’ obligation to accept and pay for any 4.350% Subordinated Notes due 2025 is conditioned on the aggregate Total Consideration required to be paid for such notes not exceeding $15,000,000. Citizens’ obligation to accept and pay for any 4.300% Subordinated Notes due 2025 is conditioned on the aggregate Total Consideration required to be paid for such notes not exceeding $30,000,000. The aforementioned conditions are collectively referred to as the “Maximum Total Consideration Condition.” If Old Notes of any series are accepted for purchase pursuant to the Cash Offers, all validly tendered Old Notes of that series will be accepted for purchase. No series of Old Notes will be subject to proration pursuant to the Cash Offers.

Citizens’ obligation to complete any Cash Offer with respect to a given series of Old Notes is conditioned on the timely satisfaction or waiver of all of the conditions precedent to the completion of the corresponding Exchange Offer for such series of Old Notes (with respect to each Cash Offer, the “Exchange Offer Completion Condition”). Citizens will terminate a Cash Offer for a given series of Old Notes if it terminates the Exchange Offer for such series of Old Notes, and it will terminate the Exchange Offer for a given series of Old Notes if it terminates the Cash Offer for such series of Old Notes.

Global Bondholder Services Corporation is also acting as the Information Agent and the Tender Agent for the Cash Offers. Questions or requests for assistance related to the Cash Offers or for additional copies of the Cash Offer Documents may be directed to Global Bondholder Services Corporation at (866) 470-3800 (toll free) or (212) 430-3774 (collect). You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Cash Offers. The Cash Offer Documents can be accessed at the following link http://www.gbsc-usa.com/citizens/.

Credit Suisse (USA) LLC and Citizens Capital Markets, Inc. are also acting as the Dealer Managers for the Cash Offers. Questions or requests for assistance related to the terms of the Cash Offers may be directed to the Lead Dealer Manager at (800) 820-1653 (toll free) or (212) 325-2476 (collect).

If Citizens terminates any Exchange Offer and Cash Offer with respect to one or more series of Old Notes, it will give prompt notice to the Tender Agent and Exchange Agent, and all Old Notes tendered pursuant to such terminated Exchange Offer and Cash Offer will be returned promptly to the tendering holders thereof. With effect from such termination, any Old Notes blocked in DTC will be released.

This press release is for informational purposes only and does not constitute an offer to purchase, or a solicitation of an offer to sell, any Old Notes, and does not constitute an offer to sell, or a solicitation of an offer to purchase, any New Notes. The Exchange Offers are being made solely pursuant to the Offering Memorandum and related documents and the Cash Offers are being made solely pursuant to the Offer to Purchase and related documents. The Exchange Offers and Cash Offers are not being made to holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Exchange Offers and Cash Offers to be made by a licensed broker or dealer, the Exchange Offers and Cash Offers will be deemed to be made on behalf of Citizens by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This communication is not a prospectus for the purposes of the Prospectus Regulation. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended) and includes any relevant implementing measure in any member state (“Member State”) of the European Economic Area (the “EEA”) which has implemented the Prospectus Regulation.

PROHIBITION OF OFFERS TO EEA AND UK RETAIL INVESTORS. The New Notes are not intended to be offered or otherwise made available to and should not be offered or otherwise made available to any retail investor in the EEA or in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering the New Notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering of the New Notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation.

In the United Kingdom, this press release is being distributed only to, and is directed only at qualified investors within the meaning of Article 2(e) of the Prospectus Regulation who are (i) persons who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), and/ or (ii) high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order, which persons together we refer to in this press release as “relevant persons.” Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This press release must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this press release relates is only available to, and will be engaged in with, relevant persons only.

About Citizens Financial Group, Inc.

Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $179.9 billion in assets as of June 30, 2020. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a 24/7 customer contact center and the convenience of approximately 2,700 ATMs and approximately 1,000 branches in 11 states in the New England, Mid-Atlantic and Midwest regions. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities.

Forward-Looking Statements

This communication contains “forward-looking statements” — that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Statements with respect to the Exchange Offers and Tender Offers are forward-looking statements, based on our current expectations for the transactions, and are subject to the risk that the transactions may not be completed in a timely manner or at all, and that the final terms of the transactions may differ, possibly materially, from those described in this press release due to future events. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise.

CFG-IR